UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 24, 2015

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30700	84-1524410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of principal executive offices) (Zip Code)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Crown Media Holdings, Inc. (the “Company”) was held on June 24, 2015, at which the following matters were submitted to our stockholders:

Proposal 1: Election of the 12 members of the Company’s Board of Directors.

All nominees were elected as directors by the following votes:

Name	Vote For	Votes Withheld	Broker Non-votes
William J. Abbott	345,655,032	4,517,745	0
Dwight C. Arn	345,150,983	5,021,794	0
Robert C. Bloss	344,143,676	6,029,101	0
William Cella	347,773,851	2,398,926	0
Glenn Curtis	347,754,264	2,418,513	0
Stephen Doyal	345,144,593	5,028,184	0
Brian E. Gardner	344,067,955	6,104,822	0
Timothy Griffith	345,146,583	5,026,194	0
Donald J. Hall Jr.	345,144,893	5,027,884	0
A. Drue Jennings	346,640,930	3,531,847	0
Peter A. Lund	347,673,071	2,499,706	0
Deanne R. Stedem	344,134,951	6,037,826	0

Proposal 2: Approval of Chief Executive Officer’s and Other Executive Officers’ Performance Based Compensation for IRS Section 162(m) purposes.

The Chief Executive Officer’s and other Executive Officers’ performance-based compensation was approved by the following votes:

Votes For	Votes Against	Broker Non-votes	Votes Abstain
344,053,190	2,638,650	0	3,480,937

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date: June 29, 2015	By:	/s/ CHARLES STANFORD
Charles Stanford
Executive Vice President and General Counsel